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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        January 14, 1997


                         Champion Financial Corporation
             (Exact name of registrant as specified in its charter)


        UTAH                        0-19499               88-0169547
(State or other jurisdiction      (Commission           (IRS Employer
of incorporation)                File Number)          Identification No.)


9495 East San Salvador Drive, Scottsdale, Arizona           85258
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code       (602) 614-4270

19 Hillsyde Court, Cockeysville, Maryland                    21030
         (Former name or former address, if changed since last report.)
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ITEM 1.        CHANGES IN CONTROL OF REGISTRANT.

               On January 14, 1997, the Registrant completed its previously announced acquisition of National Health Benefits & Casualty Corporation ("NHBC"). That transaction, which had been delayed from a previously announced closing date of December 31, 1996, resulted in the acquisition of 100% of the capital stock of NHBC which, through its subsidiaries, operates a national managed health care organization and provides related services and products designed to reduce the cost of medical care. NHBC markets these services and products to insurance companies, self-insured businesses which maintain employee medical plans, and third parties who administer employee medical plans for such employees.

               Upon the closing of the acquisition, Mr. Paul F. Caliendo and Mr. Stephen J. Carder became the President and Chief Executive Officer and Executive Vice President and Chief Financial Officer of the Registrant, respectively. Messrs. Caliendo and Carder were previously the sole shareholders of NHBC and served as Officers of NHBC. Following the merger, the Registrant's principal executive offices were relocated to NHBC's principal offices in Scottsdale, Arizona.

               The NHBC merger resulted in a change of control of the Registrant with Messrs. Caliendo and Carder now each holding 1.1 million shares of the outstanding and issued Common Stock of the Registrant, representing in the aggregate 42.5% of its voting power. In addition, Messrs. Caliendo and Carder were granted an irrevocable proxy to vote an additional 1.5 million shares of the Registrant's Common Stock beneficially owned by Risk Resolution Group, a Maryland Partnership, giving them aggregate voting control of 71.52% of the Registrant's 5,273,000 shares of outstanding Common Stock. The consideration paid for the 2.2 million shares acquired by Messrs. Caliendo and Carder consisted of the exchange of their 1 million shares of NHBC common stock. No outside bank financing or other funds were utilized in connection with the transaction. There were no pre-existing relationships between NHBC, or Messrs. Carder and Caliendo and the Registrant or any of its affiliates.

               The NHBC acquisition constitutes the acquisition of a significant business and the audited financial statements of NHBC will be filed in compliance with Regulation S-X.

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

               See Item 1.

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ITEM 5.        OTHER EVENTS.

               Pursuant to an Agreement and Plan of Acquisition entered into as of December 30, 1996, the Registrant acquired all of the outstanding and issued Common Stock of Three Rivers Provider Network, a Nevada corporation ("TRPN"). The acquisition was made through the exchange of 100,000 of the Registrant's Common Stock in return for 100% of the outstanding and issued Common Stock of TRPN. TRPN provides managed health care network designed to reduce the cost of medical care. The acquisition of TRPN did not constitute the acquisition of a significant business or subsidiary.

                                    EXHIBITS

EXHIBIT NO.

   2.1 Agreement and Plan of Reorganization dated as of December 31, 1996 regarding National Health Benefits & Casualty Corp.

   2.2 Agreement and Plan of Acquisition dated as of December 30, 1996, regarding Three Rivers Provider Network, Inc.

   99 Irrevocable Proxy of Risk Resolution Group Executed on January 8, 1997, and Effective Upon Closing of Agreement and Plan of Merger.

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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CHAMPION FINANCIAL CORPORATION

Date January 28, 1997                By /s/ Paul F. Caliendo
             --                        ---------------------------------------
                                         Paul F. Caliendo
                                     Its President and Chief Executive Officer


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